Exhibit 3.59

New York State Department of State Division of Corporations, State Records and Uniform Commercial Code One Commerce Plaza, 99 Washington Avenue Albany, NY 12231 www.dos.ny.gov
CERTIFICATE OF AMENDMENT OF ARTICLES OF ORGANIZATION OF

OA VW LLC

(Insert Name of Domestic Limited Liability Company)

Under Section 211 of the Limited Liability Company Law

FIRST: The name of the limited liability company is:

OA VW LLC

If the name of the limited liability company has been changed, the name under which it was organized is: Van Wagner Communications, LLC

SECOND: The date of filing of the articles of organization is: 10/30/97

THIRD: The amendment effected by this certificate of amendment is as follows: (Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the limited liability company would read as follows: Paragraph First of the Articles of Organization relating to the limited liability company name is hereby amended to read as follows: First: The name of the limited liability company is…. (new name) … )

Paragraph First of the Articles of Organization relating to

to the limited liability company name

is hereby amended to read as follows:

First: The name of the limited liability company is Outfront Media VW Communications LLC

X	Capacity of signer (Check appropriate box):
(Signature)	☐ Member
Lisa Tanzi	☐ Manager
(Type or print name)	☒ Authorized Person

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF ORGANIZATION

OF

OA VW LLC (Insert Name of Domestic Limited Liability Company) Under Section 211 of the Limited Liability Company Law

Filed by:	Lisa Tanzi
(Name)
405 Lexington Avenue
(Mailing address)
NY NY 10174
(City, State and Zip code)

NOTE: This form was prepared by the New York State Department of State for filing a certificate of amendment of a domestic limited liability company. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal supply stores. The Department of State recommends that legal documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee made payable to the Department of State.

(For office use only.)

RESTATED ARTICLES OF ORGANIZATION

OF

VAN WAGNER COMMUNICATIONS, LLC

Under Section 214 of the Limited Liability Company Law

FIRST: The name of the limited liability company is: Van Wagner Communications, LLC

SECOND: The date of filing of the articles of organization is October 30, 1997.

THIRD: The articles of organization are hereby restated with amendment to effect one or more of the amendments authorized by this chapter.

(A) Paragraph FIRST of the Articles of Organization dealing with the name of the Company.

(B) Paragraph FOURTH of the Articles of Organization dealing with the post office address.

(C) Paragraph FIFTH of the Articles of Organization dealing with the management of the Company.

(D) Paragraph SIXTH of the Articles of Organization dealing with limitations on managers’ or members’ authority to bind the Company.

The text of the articles of organization is hereby restated as amended to read as follows:

FIRST: The name of the limited liability company is: OA VW LLC

SECOND: The county within this state in which the office of the limited liability company is to be located is the County of New York.

THIRD: The Company is not to have a specific date of dissolution.

FOURTH: The secretary of state is designated as agent of the limited liability company upon whom process against it may be served. The post office address within or without this state to which the secretary of state shall mail a copy of any process against the limited liability company served upon him or her is: c/o OA VW LLC, 405 Lexington Avenue, NY, NY 10174.

FIFTH: The Company is to be managed by its sole member.

SIXTH: There are no limitations on the authority of the sole member of the Company to bind the Company.

IN WITNESS WHEREOF, this certificate has been subscribed this 1st day of October, 2014, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

(signature)

Vice President and Assistant Secretary/Authorized Person
(name and capacity of signer)

RESTATED ARTICLES OF ORGANIZATION OF VAN WAGNER COMMUNICATIONS, LLC UNDER SECTION 214 OF THE LIMITED LIABILITY COMPANY LAW

FILED BY:

Van Wagner Communications, LLC

800 Third Avenue

New York, NY 10022

DRAWDOWN

DELANEY - 30